Exhibit 10.30
SECOND AMENDMENT TO
COMMERCIAL BUSINESS LOAN AGREEMENT

This Second Amendment to the Commercial Business Loan Agreement and related Security Agreement and Promissory Note, as of December 7, 2009, is made by and between Thermo Credit, LLC (hereinafter referred to as the “Secured Party”) and Onstream Media Corporation (“Debtor”), who hereby agree as follows:

WHEREAS, Secured Party and Debtor entered into a Commercial Business Loan Agreement, a Security Agreement and a Promissory Note (hereinafter the “Agreements”) dated as of December 28, 2007 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreements);

WHEREAS, the Secured Party and Debtor previously amended the Agreement to increase the Principal Amount;

WHEREAS, the Secured Party and Debtor desire to further amend the Agreements to modify certain terms and dates included in the original Agreements;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Debtor and Secured Party hereby mutually enter into this Second Amendment to the Agreements as follows:

1.	The Principal Amount as reflected in the Agreements, as amended, is hereby changed from $1,600,000.00 (One million six hundred thousand dollars) to $2,000,000.00 (Two million dollars).

2.	The Maturity Date of the Promissory Note is changed to December 28, 2011.

3.	Effective December 28, 2009, the Interest Rate as reflected in the Agreements ((Section H (2)) of the Loan Agreement) is amended as follows:

“The outstanding principal will be charged interest at a rate of thirteen and one half percent (13.5%) per annum, payable in arrears on a monthly basis and will be adjusted in accordance with changes in the Prime interest rate.”

4.	Effective December 28, 2009, the monitoring fee will be one-twentieth of a percent (0.05%) of the Principal Amount per week, payable in arrears on a monthly basis.

5.
Section D (9) of the Loan Agreement is modified to eliminate the Minimum Tangible Net Worth covenant (B) and change the date in (A) to September 30, 2010, both changes first effective as of and for the quarter ended September 30, 2009.

6.	Effective December 28, 2009, Section H (5) of the Loan Agreement—Unused Commitment Fee—is removed.

7.
Section H (9) of the Loan Agreement—Extension of Term—is modified to include “only with Secured Party’s concurrence” and to substitute “from four years to five years” for the phrase “from two years to three years”.

8.
Section H (6) of the Loan Agreement shall be amended to add the following at the end: “except in the event of termination six months or less before the Maturity Date, when such Prepayment Fee shall be one percent (1%).”

9.
A principal repayment arising from an updated borrowing base calculation shall be due on or before the submission of the next borrowing base calculation. Secured Party hereby waives any previous non-compliance through the date hereof with respect to the past excess of the amounts borrowed and outstanding as compared to the established borrowing base parameters.

10.	Debtor hereby certifies that, except as previously waived by Secured Party:

•	all of the representations and warranties contained in the Agreements are true and correct as of the date thereof;
•	the Debtor is not in default under the Agreements;
•	no event of default has occurred and is continuing;
•	Debtor has not breached any covenant contained in the Agreements; and
•	the Agreements are in full force and effect as of the date hereof.

11.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreements shall remain in full force and effect.

12.
Simultaneous with Debtor’s execution of this Second Amendment, Debtor will pay to Secured Party a $40,000.00 (2% of Principal Amount) Commitment Fee, such amount being paid in two equal installments, the first upon execution of this Second Amendment, and the second on the first anniversary of this Second Amendment.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

SECURED PARTY: THERMO CREDIT, LLC

By:	/s/Jack V. Eumont, Jr.
Name:	Jack V. Eumont, Jr.
Title:	Executive Vice President

DEBTOR: ONSTREAM MEDIA CORPORATION

By:	/s/Randy S. Selman
Name:	Randy S. Selman
Title:	CEO